Exhibit 10(k)(13)
AMENDMENT NO. 12
TO
ALLTEL CORPORATION PENSION PLAN
(January 1, 2001 Restatement)

    WHEREAS, Alltel Corporation (the "Company") maintains the ALLTEL Corporation Pension Plan, as amended and restated effective January 1, 2001, and as subsequently further amended (the "Plan"); and;

   WHEREAS, the Company desires further to amend the Plan;

   NOW THEREFORE, BE IT RESOLVED, that the Company hereby amends the Plan, effective as set forth herein, in the respects hereinafter set forth:

   Effective as of August 1, 2005, Section 1.17 of the Plan is amended to provide as follows:

1.17   Eligible Employee

        Each Employee of the Employer, except

(1)     Employees whose period of service prior to January 1, 1988 otherwise would have commenced after the first day of the calendar month immediately following his 60th birthday and who did not perform one Hour of Service on or after January 1, 1988,

(2)     Employees covered by a collective bargaining agreement between an Employer and a representative of such Employees where retirement benefits were the subject of good faith bargaining between the parties, unless it is agreed that such Employees would be eligible to participate in the Plan,

(3)     Employees who are covered by an agreement with the Company which prohibits inclusion in the Plan,

(4)    leased employees,

(5)    for the period from May 1, 1993 through the end of the last payroll period ending prior to January 1, 2005, employees of ALLTEL Publishing
                  Corporation,

(6)    on and after May 1, 1993, employees of Sygnis, Inc.,

(7)     any person who is not treated by the Employer as an employee for purposes of Section 3401 of the Code (without regard to any determination other than by the Employer that such person is or is not an employee for purposes of Section 3401 of the Code and without regard to any retroactive treatment by the Employer of such person as an employee for purposes of Section 3401 of the Code), or

(8)     any person who is employed by an operating unit or business operation acquired in connection with the AGREEMENT AND PLAN OF
      MERGER dated January 9, 2005, between Alltel Corporation, Wigeon Acquisition LLC and Western Wireless Corporation and any
      Employee identified by Alltel Corporation internal payroll company codes 540, 544, 545, and 546, shall not become an Eligible Employee until the later of the first pay period in 2006 or when otherwise eligible.

    IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Amendment to be executed on this 22nd day of July, 2005.

ALLTEL CORPORATION

By: /s/ Scott T. Ford
                                    Scott T. Ford
                                    President and Chief Executive Officer